UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2008

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 17, 2008, the Board of Directors of Ecosphere Technologies, Inc. (the “Company”) based on recommendations of the Compensation Committee (the “Committee”), approved the following actions:

1.

Appointment of a Chairman, a Co-Chief Executive Officer and a Director.

The Board approved the appointment of Mr. Patrick Haskell to serve as Chairman and Co-Chief Executive Officer effective immediately.  Mr. Haskell will share the Chief Executive Officer role with Dennis McGuire, and will have joint responsibility for leading Ecosphere forward. Mr. McGuire, the Company’s founder, remains as President.  Additionally, the Board appointed Mr. Haskell to the Board and elected him Chairman of the Board.  Mr. Haskell is 36 years old.

Mr. Haskell is a former Managing Director with HSBC and Credit Suisse, where he led various global businesses within fixed income.  From 1994 through March 2005, he was employed by Credit Suisse First Boston, now known as Credit Suisse.  From June 2000 until December 2003, he was head of U.S. government bond trading, and from December 2003 until March 2005, he was the Co-Head of Dollar Rates Trading.  From March 2005 through December 2006, Mr. Haskell was the head of North American Rates Trading at HSBC.  Since 2007, he has been a private investor.  Mr. Haskell assisted the Company in obtaining recent financing which has permitted it to, among other things, launch its Ozonix™ business.  From late December 2007 through May 27, 2008, Mr. Haskell loaned the Company $700,000 under one-year Lines of Credit and received 1,400,000 warrants.  The terms of his loans and the warrants are the same as other investors received.

2.

New Compensation Agreements of Principal Executive Officers.

The Board also approved a compensation package for Mr. Haskell consisting of an annual base salary of $250,000, increasing to $450,000 upon achievement of a significant milestone.  His salary will either accrue or be payable in common stock until the Company has sufficient cash resources.  He is also eligible to receive a performance bonus upon meeting an additional milestone.  The Board has also granted Mr. Haskell 8,250,000 non-qualified stock options and cash settled stock appreciation rights (“SARs”) in tandem, exercisable at $0.50 per share over a five-year period.  The SARs are only exercisable if the Company does not have sufficient authorized capital to permit all outstanding options and warrants to be exercised.  Of the options and SARs, 2,750,000 are subject to both performance and time based vesting over a three-year period, subject to continued employment on each applicable vesting date.  The balance vest ratably over a three-year period, subject to continued employment on each applicable vesting date.

The Board also approved a new compensation package for Mr. Dennis McGuire effective immediately since his prior agreement had expired.  Mr. McGuire’s new annual salary is $325,000, increasing to $400,000 on January 1, 2009.  He is also eligible to receive performance bonuses based upon meeting a number of milestones.  The Board has also granted Mr. McGuire 3,300,000 non-qualified stock options and cash settled SARs in tandem, exercisable at $0.50 per share over a five-year period.  The SARs are only exercisable if the Company does not have sufficient authorized capital to permit all outstanding options and warrants to be exercised.  The options and SARs are subject to both performance and time based vesting over a three-year period, subject to continued employment on each applicable vesting date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2008, the Company adopted an amendment to its Bylaws to provide that its officers include three positions consisting of a Chief Executive Officer, a President, and a Chairman.  Previously, the Bylaws provided for only one position of President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Dennis McGuire
Dennis McGuire Co-Chief Executive Officer

Date:  June 23, 2008